Exhibit 5.1

12670 High Bluff Drive San Diego, California 92130 Tel: +1.858.523.5400 Fax: +1.858.523.5450 www.lw.com

FIRM / AFFILIATE OFFICES
January 22, 2018	Barcelona Beijing Boston Brussels Century City Chicago Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid Milan	Moscow Munich New York Orange County Paris Riyadh Rome San Diego San Francisco Seoul Shanghai Silicon Valley Singapore Tokyo Washington, D.C.

Southern California Gas Company

555 West Fifth Street

Los Angeles, CA 90013

Re: Registration Statement on Form S-3 of Southern California Gas Company

Ladies and Gentlemen:

We have acted as special counsel to Southern California Gas Company, a California corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of up to $1,850,000,000 aggregate offering price of (i) one or more series of senior debt securities (the “Notes”) under an indenture between the Company and U.S. Bank National Association, as trustee (in such capacity, together with its successors, the “Notes Trustee”), a form of which is included as Exhibit 4.1 to the Registration Statement, and one or more supplements thereto (collectively, the “Notes Indenture”), (ii) one or more series of first mortgage bonds (the “First Mortgage Bonds”) under a First Mortgage Indenture, dated October 1, 1940, between the Company and U.S. Bank National Association, as successor trustee (in such capacity, together with its successors, the “Bond Trustee”), which is included as Exhibits 4.3 through 4.9 to the Registration Statement, as amended to the date hereof, and as further supplemented by one or more supplements thereto (collectively, the “Bond Indenture”), and (iii) shares of series preferred stock (the “Series Preferred Stock”). The Notes, First Mortgage Bonds and Series Preferred Stock, plus any additional Notes, First Mortgage Bonds and Series Preferred Stock that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”

January 22, 2018

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein (i) with respect to paragraph 1, as to the internal laws of the State of New York, and (ii) with respect to paragraphs 2 and 3, as to the internal laws of the State of California (which is the law the Company has indicated will govern the First Mortgage Bonds, as will be provided in the applicable supplemental indenture pertaining to the applicable series of First Mortgage Bonds), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When the Notes Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company and the Notes Trustee, and when the specific terms of the Notes have been duly established in accordance with the terms of the Notes Indenture and authorized by all necessary corporate action of the Company, and such Notes have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Notes Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Notes will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When the supplemental indenture pertaining to the applicable series of First Mortgage Bonds has been duly authorized, executed and delivered by all necessary corporate action of the Company and the Bond Trustee, and when the specific terms of such series of First Mortgage Bonds have been duly established in accordance with the terms of the Bond Indenture and applicable law and authorized by all necessary corporate action of the Company and the Bond Trustee, and such series of First Mortgage Bonds have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Bond Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such series of First Mortgage Bonds will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. When a series of Series Preferred Stock has been duly established in accordance with the terms of the Company’s Restated Articles of Incorporation and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in the

January 22, 2018

manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the articles of incorporation, and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Series Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the general corporation law of the State of California.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of the Notes or the First Mortgage Bonds, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect. In addition, we have not been requested to express and, with your consent, do not render any opinion herein with respect to the creation, validity, perfection or priority of any security interest.

With your consent, we have assumed (a) that each of the Notes Indenture, the Bond Indenture, the Notes and the First Mortgage Bonds (collectively, the “Documents”) will have been duly authorized, executed and delivered by the parties thereto, (b) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (c) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

January 22, 2018

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to any of the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP